                                                                     Exhibit 5.2

                            LIONEL SAWYER & COLLINS
                                ATTORNEYS AT LAW
                           1100 BANK OF AMERICA PLAZA
                             50 WEST LIBERTY STREET
                               RENO, NEVADA 89501
                                 (702) 788-8666
                                      ----

                               FAX (702) 785-8682



                                 JUNE 26, 1998


Citadel Communications Corporation
140 South Ash Avenue
Tempe, Arizona 85281

Eckert Seamans Cherin & Mellott, LLC
600 Grant Street
42nd Floor
Pittsburgh, Pennsylvania 15219

          Re: Registration of Common Stock of Citadel Communications Corporation

Ladies and Gentlemen:

     We are acting as special Nevada counsel for Citadel Communications Corporation, a Nevada corporation (the "Company") in connection with the registration by the Company under the Securities Act of 1933, as amended, of up to 7,728,915 shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), to be offered to the public under the Registration Statement No. 333-51011 on Form S-1, as amended, relating to such offering (the "Registration Statement").

     This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the Opinions expressed herein is limited to the State of Nevada.

     We have examined originals or copies of each of the documents listed below:

     1. Certificate of Corporate Existence of the Company from the Nevada Secretary of State dated June 17, 1998;


    LAS VEGAS OFFICE: 1700 BANK OF AMERICA PLAZA - 300 SOUTH FOURTH STREET -
                            LAS VEGAS, NEVADA 89101

                      (702) 383-8888 - FAX (702) 383-8845

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW

Citadel Communications Corporation
and
Eckert Seamans Cherin & Mellott, LLC
June 26, 1998
Page 2


     2. The form of the Eighth Amended and Restated Articles of Incorporation of the Company ("Articles");

     3.   The form of the Amended and Restated Bylaws of the Company;

     4. Resolutions of the Board of Directors of the Company, dated June 24, 1998, and June 15, 1998, certified as of the date hereof by the Assistant Secretary of the Company.

     We have examined originals or copies of such other corporate records and certificates of corporate officers and public officials as we have deemed necessary or advisable for purposes of this Opinion Letter. We have relied upon the certificates of all public officials and corporate officers, including but not limited to, the certificate of the Assistant Secretary of the Company, attached hereto as Exhibit A, with respect to the accuracy of all factual matters contained therein.

     We have assumed that the Company's business is as set forth in the Prospectus.

     Based upon the foregoing and subject to the following, it is our opinion that:

     1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

     2. The Common Stock, when issued, delivered and paid for as contemplated by the Registration Statement, and upon filing of the duly adopted Articles with Nevada's Secretary of State, will be duly authorized, validly issued, fully paid and nonassessable.

     We express no opinion concerning any securities law or rule. This Opinion Letter is intended solely for use in connection with the registration and offering of the Common Stock as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly, without the written consent of this firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW

Citadel Communications Corporation
and
Eckert Seamans Cherin & Mellott, LLC
June 26, 1998
Page 3








the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,

                                        /s/ LIONEL SAWYER & COLLINS

                                        LIONEL SAWYER & COLLINS

                       CITADEL COMMUNICATIONS CORPORATION
                       ASSISTANT SECRETARY'S CERTIFICATE


     The undersigned, Susan M. Kaiser, Assistant Secretary of Citadel Communications Corporation, a Nevada corporation (the "Company"), does hereby certify as of the date hereof as follows:

     1. I am duly appointed and presently acting Assistant Secretary of the Company and as such have had access to the corporate records of the Company and am familiar with the matters therein contained and herein certified.

     2. Attached hereto as Exhibit A is a copy of resolutions duly adopted by the board of directors of the Company authorizing and approving the issuance of up to 7,258,199 shares of the Company's common stock and the registration of 470,496 shares of the Company's common stock beneficially owned by certain stockholders of the Company. These resolution remain in full force and effect, have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof.

     3. After giving effect to the Recapitalization (as defined in the Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission on April 24, 1998 as amended (the "Registration Statement")), and the Warrant Exercise (as defined in the Registration Statement), the number of shares of the Company's common stock issued and outstanding will not exceed 12,915,662 and the number of shares of the company's convertible preferred stock issued and outstanding will be 9,506,561.

     4. Attached hereto as Exhibit B is a copy of resolutions duly adopted by the board of directors of the Company authorizing and approving amendment of the Company's bylaws, with such amendment becoming effective upon the Company's Eighth Amended and Restated Articles of Incorporation becoming effective under Nevada law. These resolutions remain in full force and effect, have not been amended, modified or supplemented and are the only resolutions dealing with the subject matter thereof.

     IN WITNESS WHEREOF, I have hereunto set my hand this 26 day of June, 1998.


                                   /s/ SUSAN M. KAISER
                                   --------------------------
                                   Assistant Secretary
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                                   Exhibit A
                                   Resolution


    Exhibit A deleted but on file in the offices of Lionel Sawyer & Collins





                                   Exhibit B
                                   Resolution


    Exhibit B deleted but on file in the offices of Lionel Sawyer & Collins